UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/02/2006

Tanox, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-30231

Delaware	76-0196733
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

10301 Stella Link
Houston, Texas 77025
(Address of principal executive offices, including zip code)

713-578-4000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On January 27, 2006, the Board of Directors of Tanox, Inc. approved an amendment to the 2000 Non-Employee Directors' Stock Option Plan, subject to the approval of the Tanox stockholders at the next annual meeting of stockholders. The Amendment provides that the annual grants of options thereunder to each non-employee director continuing in office following each annual meeting of stockholders shall be fully exercisable on the date of grant. Prior to the amendment, these options vested at the rate of 1/36th each month so that the options were fully exercisable after three years. The amendment further provides that all outstanding options that were granted in connection with such annual grant provision are fully exercisable as of January 27, 2006.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tanox, Inc.

Date: February 02, 2006	By:	/s/ Katie-Pat Bowman
Katie-Pat Bowman
Vice President, General Counsel and Secretary